UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012 (May 8, 2012)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment Agreement

On May 8, 2012, NCI Building Systems, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) with Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (collectively, the “CD&R Funds”), the holders of the Company’s convertible preferred shares, to eliminate the Company’s quarterly dividend obligation on the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”), which accrued at an annual rate of 12% unless paid in cash at 8%.

Under the terms of the Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock (the “Certificate of Designations”), the Company is obligated to pay quarterly dividends to the holders of the convertible preferred shares from October 20, 2009, through October 20, 2019, subject to certain dividend “knock-out” provisions. The Amendment Agreement provides for the Certificate of Designations to be amended to terminate the dividend obligation from and after March 15, 2012 (the “Dividend Knock-out”).

As consideration for the Dividend Knock-out, the CD&R Funds will receive a total of 37,834 additional shares of Preferred Stock, representing (i) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 (20 trading days after April 20, 2012, on which date the dividend “knock-out” measurement period commenced) and (ii) $31,369,862 in additional liquidation preference of convertible preferred stock, or 10% of the approximate total $313.7 million of accreted value as of May 18, 2012. Upon the closing of the transactions contemplated by the Amendment Agreement, the CD&R Funds will hold Preferred Stock with an aggregate liquidation preference and accrued dividends of approximately $345 million. The Preferred Stock and accrued dividends will entitle the CD&R Funds to receive approximately 54.1 million shares of common stock, representing 72.7% of the voting power and common stock of the Company on an as-converted basis and an increase of approximately 2% from the CD&R Funds’ current stockholdings.

The Amendment Agreement with the CD&R Funds has been approved by the Company’s independent directors, as “independence” is defined by the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, as well as by all of the Company’s directors who are independent of and not affiliated with the CD&R Funds. The closing of the transactions contemplated by the Amendment Agreement, which is currently expected to close in the second quarter of this calendar year, is subject to the preparation, filing and distribution to the Company’s stockholders of an information statement containing the information required by Rule 14c-2 under the Securities Exchange Act of 1934 and the passing of 20 calendar days from the date of such distribution.

The Amendment Agreement has been approved for New York Stock Exchange purposes by action by written consent in lieu of a special meeting by holders of a majority of the Company’s outstanding voting power.

The foregoing summary of the Amendment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Amendment Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 hereof is also responsive to this Item 3.02 and is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

A copy of the press release issued on May 2, 2012, announcing an agreement-in-principle to enter into the Amendment Agreement, was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated May 8, 2012 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amendment Agreement, dated as of May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, Secretary and
General Counsel

Dated: May 14, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment Agreement, dated as of May 8, 2012